UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 17, 2012

MUSCLEPHARM CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53166	77-0664193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of Principal Executive Offices)

(303) 396-6100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On April 17, 2012, our board of directors adopted a Code of Ethics and Corporate Governance Guidelines. We have attached a copy of our Code of Ethics as an exhibit to this report and incorporate by reference herein.

Item 8.01 Other Events

Establishment of Board Committees and Charters

On April 17, 2012, our board of directors established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee; and adopted the respective Committee Charters.

As set forth in the press release discussed below and attached hereto as an exhibit, the Company intends to establish in the next couple months a five member board, with three independent directors. Upon reorganizing the board, the Company will appoint directors to the new committees set forth in the preceding paragraph.

Press Release Regarding Corporate Initiatives

On April 18, 2012, the Company issued a press release regarding the corporate actions discussed in this report, along with updating investors regarding other corporate initiatives and future plans, including:

•	Adoption of a new stock trading policy for employees and contractors;
•	Adoption of a hotline policy;
•	Establishment of an audit pre-approval policy for the Audit Committee;
•	Preparation of an Employee Stock Incentive Plan to be submitted for approval to the Company's shareholders; and
•	Engagement of Strategic Apex Group, LLC of Los Angeles, an executive and board compensation consulting firm, to review, analyze and compare the Company's executive compensation policies and structure with competitors and industry peers for the purpose of devising and recommending new compensation plans and agreements for Company senior executives.

A copy of the press release is attached hereto as Exhibit 99.1.

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Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

The Exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

14	Code of Ethics
99.1	Press release issued April 17, 2012

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: April 23, 2012
	By:	/s/ Brad J. Pyatt
Brad J. Pyatt, Chief Executive Officer

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